   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2000.
                                           REGISTRATION STATEMENT NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                CYBERONICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                              76-0236465
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                       16511 SPACE CENTER BLVD., SUITE 600
                              HOUSTON, TEXAS 77058
                                 (281) 228-7200
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

          CYBERONICS, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
             STAND-ALONE STOCK OPTION AGREEMENT FOR RICHARD P. KUNTZ
            STAND-ALONE STOCK OPTION AGREEMENT FOR LEONARD G. MILKIE


                            (FULL TITLE OF THE PLANS)

                               PAMELA B. WESTBROOK
      VICE PRESIDENT, FINANCE & ADMINISTRATION AND CHIEF FINANCIAL OFFICER
                                CYBERONICS, INC.
                       16511 SPACE CENTER BLVD., SUITE 600
                              HOUSTON, TEXAS 77058
                                 (281) 228-7200
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

                                    COPY TO:
                              DAVID P. OELMAN, ESQ.
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4045

                                   ----------

==============================================================================================================
                                                                                   PROPOSED
                                                                  PROPOSED         MAXIMUM
                                               AMOUNT             MAXIMUM         AGGREGATE       AMOUNT OF
                                                TO BE          OFFERING PRICE      OFFERING      REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED     REGISTERED(1)(2)     PER SHARE(3)       PRICE(3)          FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share
("Common Stock")                           1,100,000 Units        $13.75         $15,121,563       $3,993
==============================================================================================================

(1) The number of shares of Common Stock registered hereby consists of 850,000 additional shares authorized to be issued under the Amended and Restated 1996 Stock Option Plan (the "Plan") and 150,000 and 100,000 additional shares authorized to be issued to Richard P. Kuntz and Leonard G. Milke, respectively, under two separate stock option agreements. An aggregate of 3,750,000 shares were previously registered by the Company under Registration Statements on Form S-8 (SEC File No. 333-91303, SEC File No. 333-19785, SEC File No. 333-33725, SEC File No. 333-66687 and SEC File No.
     333-77361) filed with the Securities and Exchange Commission on November 19, 1999, January 15, 1997, August 15, 1997, November 3, 1998 and April 29,
     1999, respectively. The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Includes preferred share purchase rights associated with the Common Stock. No separate fee is payable in respect of the registration of such preferred share purchase rights.

(3) Estimated in part pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act"), and in part pursuant to Rule 457(c) under the Securities Act. With respect to 85,000 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighed average exercise price of $18.00 per share pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price for the 250,000 shares of Common Stock authorized to be issued upon exercise by Messrs. Kuntz and Milke was calculated under Rule 457(h) on the basis of respective exercise prices of $15.125 for Mr. Kuntz's shares and $17.125 for Mr. Milke's shares. With respect to 765,000 shares of Common Stock available for future grant under the Plan, the estimated proposed maximum offering price per share was estimated pursuant to Rule 457(c) under the Securities Act whereby the plan share price is the average between the ask and bid price reported in the Nasdaq National Market on June 29, 2000, which average was $12.56. The proposed maximum offering price per share represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(c) and 457(h) under the Securities Act.


                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

                                     PART II

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 850,000 shares of the Registrant's Common Stock, par value $0.01 per share, (the "Common Stock") to be issued pursuant to the Registrant's Amended and Restated 1996 Stock Option Plan (the "Plan"), an additional 150,0000 shares of Common Stock authorized to be issued upon the exercise of options granted pursuant to a stand-alone stock option agreement with Mr. Richard P. Kuntz and an additional 100,000 shares of Common Stock authorized to be issued upon the exercise of options granted pursuant to a stand-alone stock option agreement with Mr. Leonard G. Milke. The Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") relating to the Plan (SEC File No. 333-91303, SEC File No. 333-19785, SEC File No. 333-33725, SEC File No. 333-66687 and SEC File No.
333-77361) are incorporated herein by reference.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Commission:

     1. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

     2. The Company's Amended Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999.

     3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999.

     4. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

     5. The description of Company's Common Stock to be offered hereby contained in the Company's Registration Statement on Form 8-A, as declared effective by the Commission on February 10, 1993,


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


          filed pursuant to Section 12 of the Exchange Act and, any amendment or report filed for the purpose of updating such description.

     All documents, reports and definitive proxy or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) f the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date such documents were filed.

ITEM 4. DESCRIPTION OF SECURITIES.

     The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company has included in the Certificate of Incorporation a provision providing that, to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. In addition, the Company's Bylaws provide that the Company is required to indemnify its officers and directors to the fullest extent permitted by Delaware law, including in those circumstances under which indemnification would otherwise be discretionary, and that the Company is required to advance expenses to its officers and directors as incurred. Further, the Company has entered into indemnification agreements with its officers and directors, providing such individuals indemnification to the maximum extent permitted by the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     The information required by Item 7 is not applicable to this Registration Statement.


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


ITEM 8. EXHIBITS.

Exhibit
Number         Description
-------        -----------
4.1            Cyberonics, Inc. Amended and Restated 1996 Stock Option Plan.

4.2            Stand-Alone Stock Option Agreement with Richard P. Kuntz.

4.3            Stand-Alone Stock Option Agreement with Leonard G. Milke.

5.1 Opinion of Andrews & Kurth L.L.P. as to the validity of the securities being registered.

23.1           Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2           Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 30, 2000.

                                        CYBERONICS, INC.
                                        (Registrant)

                                        By: /s/ Robert P. Cummins
                                           -------------------------------------
                                                 Robert P. Cummins
                                                  President and
                                              Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Reese S. Terry, Jr. and Pamela B. Westbrook his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                          TITLE                                 DATE
        ---------                                          -----                                 ----


/s/ Reese S. Terry, Jr.                           Chairman of the Board and                   June 30, 2000
---------------------------                       Executive Vice President
Reese S. Terry, Jr.


/s/ Robert Cummins                           President, Chief Executive Officer               June 30, 2000
---------------------------             and Director (Principal Executive Officer)
Robert P. Cummins


/s/ Pamela B. Westbrook                        Vice President, Finance and
---------------------------                      Administration and Chief                     June 30, 2000
Pamela B. Westbrook                                 Financial Officer
                                                (Principal Financial and
                                                   Accounting Officer)


/s/ Stanley H. Appel                                     Director                             June 30, 2000
---------------------------
Stanley H. Appel


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


        SIGNATURE                                          TITLE                                 DATE
        ---------                                          -----                                 ----
/s/ Anthony L. Coelho                                    Director                             June 30, 2000
---------------------------
Anthony L. Coelho


/s/ Thomas A. Duerden                                    Director                             June 30, 2000
---------------------------
Thomas A. Duerden


/s/ Michael J. Strauss                                   Director                             June 30, 2000
---------------------------
Michael J. Strauss


/s/ Alan J. Olsen                                        Director                             June 30, 2000
------------------
Alan J. Olsen


                                      -7-
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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

4.1        Cyberonics, Inc. Amended and Restated 1996 Stock Option Plan.

4.2        Stand-Alone Stock Option Agreement with Richard P. Kuntz.

4.3        Stand-Alone Stock Option Agreement with Leonard G. Milke.

5.1        Opinion of Andrews & Kurth L.L.P. as to the validity of the securities being registered.

23.1       Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2       Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

24.1       Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).